AGREEMENT

THIS AGREEMENT (“Agreement”), dated as of March 6, 2009, is made by and between Actel Corporation, a California corporation (“Actel” or the “Company”), and the entities and natural persons listed on Schedule A hereto and their affiliates (collectively, the “Ramius Group”) (each of the Company and the Ramius Group, a “Party” to this Agreement, and collectively, the “Parties”).

WHEREAS, the Ramius Group may be deemed to beneficially own shares of common stock of Actel (the “Common Stock”) totaling, in the aggregate, 2,264,272 shares, or approximately 8.8% of the Common Stock issued and outstanding on the date hereof; and

WHEREAS, Actel and the Ramius Group have agreed that it is in their mutual interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, and agreements contained herein, and other good and valuable consideration, the Parties mutually agree as follows:

1.  Representations and Warranties of the Ramius Group. The Ramius Group represents and warrants to Actel that (a) this Agreement has been duly authorized, executed and delivered by the Ramius Group, and is a valid and binding obligation of the Ramius Group, enforceable against the Ramius Group in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Ramius Group as currently in effect; and (c) as of the date of this Agreement, the Ramius Group may be deemed to beneficially own in the aggregate 2,264,272 shares of Common Stock.

2.  Representations and Warranties of Actel. Actel hereby represents and warrants to the Ramius Group that (a) this Agreement has been duly authorized, executed and delivered by Actel, and is a valid and binding obligation of Actel, enforceable against Actel in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (b) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not (1) conflict with, result in a breach or violation of, constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, result in the loss of a material benefit or give any right of termination, amendment, acceleration or cancellation under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of Actel or any of its subsidiaries pursuant to any law, any order of any court or other agency of government, Actel’s Restated Articles of Incorporation (as amended January 3, 2003) (the “Restated Articles”), Actel’s Amended and Restated Bylaws (the “Bylaws”), or the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Actel is a party or bound or to which its property or assets is subject or (2) trigger any “change of control” provisions in any agreement to which Actel is a party; and (c) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit Actel to perform its obligations under this Agreement, except for such as have been obtained.

3. Directorships.

(a) Prior to the time that Actel mails its definitive proxy statement for its 2009 annual shareholder meeting (the “2009 Annual Meeting”), but in any event no later than March 23, 2009, Actel’s board of directors (the “Board”) and all applicable committees of the Board shall take all necessary actions to (i) increase the size of the Board from six (6) to nine (9) members and (ii) appoint Gavin T. Molinelli, Eric J. Zahler and Jeffrey C. Smith (the “New Appointees”) to fill the vacancies on the Board created by increasing its size to nine (9) members.

(b) Actel agrees that the Board and all applicable committees of the Board will nominate no more than eight (8) members for election to Actel’s Board at the 2009 Annual Meeting. Actel further agrees that the Board and all applicable committees of the Board will take all actions necessary and appropriate to amend the Bylaws to reduce the size of the Board to eight (8) members effective at the 2009 Annual Meeting.

(c) Actel agrees that the Board and all applicable committees of the Board will take all actions necessary and appropriate to:

               (1) nominate the New Appointees, or any replacement director appointed pursuant to Section 3(d) or Section 3(e) below as applicable (the “Replacement Appointees,” and together with the remaining New Appointees, the “Ramius Directors”), for election to Actel’s Board at the 2009 Annual Meeting (other than in the case of such person’s refusal to serve or if such person has committed an act that would be grounds for removal from the Board for cause, in which case the Ramius Group will have the right to designate and substitute another person or persons, subject to prompt reasonable evaluation and determination by the Nominating Committee of the Board (the “Nominating Committee”) in good faith after exercising its fiduciary duties that such candidate has business experience in such areas as would reasonably be expected to enhance the Board, consistent with Actel’s guidelines relating to director qualifications and Board composition), together with up to five (5) other persons to be included in Actel’s slate of nominees for director, with terms expiring at Actel’s 2010 annual shareholder meeting (the “2010 Annual Meeting”);

(2) recommend, and reflect such recommendation in Actel’s definitive proxy statement in connection with the 2009 Annual Meeting, that the shareholders of Actel vote to elect the Ramius Directors as directors of Actel at the 2009 Annual Meeting;

(3) use its reasonable efforts to solicit and obtain proxies in favor of the election of the Ramius Directors at the 2009 Annual Meeting, in the same manner as for the other candidates nominated for election at the 2009 Annual Meeting; and

(4) ensure that, while any of the Ramius Directors remains in office, the Ramius Group will have the right to designate at least one Ramius Director, subject to compliance with applicable Securities and Exchange Commission (the “SEC”) and Nasdaq corporate governance rules, to serve on each committee and sub-committee of the Board (or any substitutes therefor) now in existence or created after the date hereof.

(d) Following the appointment of the New Appointees pursuant to Section 3(a) of this Agreement, the Ramius Group agrees that it shall use reasonable efforts to select a candidate to replace Mr. Molinelli to serve on the Board, subject to evaluation and approval by the Nominating Committee using the standards described in Section 3(c)(1); provided, however, that such candidate (i) shall not be an affiliate of the Ramius Group and (ii) shall have significant experience in the semiconductor industry. The Nominating Committee shall not unreasonably withhold approval of such person. In the event the Nominating Committee does not approve the person selected by the Ramius Group, the Ramius Group will have the right to select an additional candidate for consideration by the Nominating Committee who meets the standards described in the first sentence of this Section 3(d). Once the Nominating Committee has approved a candidate selected by the Ramius Group, the Ramius Group shall take all necessary action to cause Mr. Molinelli to resign his position as a director. Contemporaneously with such resignation, the Board shall appoint the candidate selected by the Ramius Group and approved by the Nominating Committee to fill the vacancy on the Board created by the resignation of Mr. Molinelli.

(e) Actel agrees that, during the term of this Agreement, if a Ramius Director resigns or is otherwise unable to serve as a director or is removed for cause as a director (other than the resignation of Mr. Molinelli pursuant to Section 3(d)), the Ramius Group will have the right to designate and substitute a person or persons for appointment to the Board as a replacement director, subject to evaluation and determination by the Nominating Committee using the standards described in Section 3(c)(1); provided, however, (i) the substitute person designated by the Ramius Group shall have experience consistent with the director being replaced and (ii) at no point following the appointment of the candidate replacing Mr. Molinelli pursuant to Section 3(d) shall the Ramius Directors consist of more than one (1) affiliate of the Ramius Group. The Nominating Committee will not unreasonably withhold acceptance of any replacement director(s) recommended by the Ramius Group. In the event the Nominating Committee does not accept a replacement director recommended by the Ramius Group, the Ramius Group will have the right to recommend additional replacement director(s) for consideration by the Nominating Committee. The Board will appoint such replacement director to the Board no later than five (5) business days after the Nominating Committee’s recommendation of such replacement director.

(f) Each of the Ramius Directors, upon election to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interests, fiduciary duties, trading and disclosure policies and other governance guidelines, and shall have the same rights and benefits, including (but not limited to) with respect to insurance, indemnification, compensation and fees, as are generally applicable to any non-employee directors of Actel.

(g) Actel agrees that it shall hold the 2009 Annual Meeting on June 5, 2009.

(h) Except as provided in Section 3(a) above, Actel agrees that prior to the 2010 Annual Meeting, the Board and all applicable committees of the Board shall not (i) increase the size of the Board to more than eight (8) directors or (ii) or take any other action to materially limit or restrict the rights of or time allotted to its shareholders to nominate persons for election to the Board (including but not limited to by amending the Restated Articles or Bylaws).

4. Standstill Restrictions.

(a) Subject to applicable law, including Section 13(d) and (g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as permitted pursuant to the terms of this Agreement, during the term of this Agreement, the Ramius Group shall not, and shall cause their Affiliates and Associates (as defined below) under its control or direction not to, in any manner, directly or indirectly:

  (i) solicit (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) proxies or consents to vote any securities of Actel, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated by the SEC under the Exchange Act to vote any shares of Common Stock with respect to any matter, or become a “participant” in any “contested solicitation” for the election of directors with respect to Actel (as such terms are defined or used in the Exchange Act and the rules promulgated thereunder), other than solicitations or acting as a participant in support of all of Actel’s nominees and proposals;

(ii) purchase or cause to be purchased or otherwise acquire or agree to acquire beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act) of any Common Stock or other securities issued by Actel, if in any such case, immediately after the taking of such action, the Ramius Group would, in the aggregate, collectively beneficially own more than the greater of (i) 14.9% of the then outstanding shares of Common Stock, or (ii) such percentage of the then outstanding shares of Common Stock as is 0.1% less than the amount causing the Ramius Group to become an “Acquiring Person” under the Company’s Preferred Stock Rights Agreement, dated October 17, 2003, as the same may be amended;

(iii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a group comprised solely of the Ramius Group);

(iv) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the Ramius Group;

(v) otherwise act, alone or in concert with others to (1) make any public statement critical of Actel, its directors or management, other than as contemplated by Section 4(a)(vi)(3) below or (2) control or seek to control the Board, other than through non public communications with the officers and directors of Actel;

(vi) other than as provided in this Agreement, make any public announcement with respect to, or offer to effect, seek or propose (with or without conditions) a merger, acquisition, disposition or other business combination involving Actel, other than through non public communications with the officers and directors of Actel; provided, however, that nothing herein will limit the ability of (1) any member of the Ramius Group, or its respective Affiliates and Associates, except as otherwise provided in Section 5, to vote its shares of Common Stock on any matter submitted to a vote of the stockholders of the Company, (2)the Ramius Directors to exercise their rights as members of the Board while serving as members of the Board or (3) the Ramius Group to announce its opposition to any Board approved proposals related to a merger, acquisition, disposition of all or substantially all of the assets of Actel or other business combination involving Actel and not supported by Mr. Smith;

(vii) seek, alone or in concert with others, (1) to call a meeting of shareholders, or (2) representation on the Board, except as specifically contemplated in Section 3(a), Section 3(c), Section 3(d) and Section 4(b), or (3) the removal of any member of the Board; or

(viii) publicly disclose any request to amend, waive or terminate any provision of this Agreement.

(b) Notwithstanding anything contained herein to the contrary, any member of the Ramius Group, and any Affiliate or Associate of any such member, shall be entitled to:

(i) subject to Section 5, vote their shares in favor of the election of the Ramius Directors at the 2009 Annual Meeting and on any other proposal duly brought before the 2009 Annual Meeting, or otherwise vote as the Ramius Group determines in their sole discretion;

(ii) disclose, publicly or otherwise, how it intends to vote or act with respect to any securities of the Company, any stockholder proposal or other matter to be voted on by the stockholders of the Company (other than the election of directors) and the reasons therefor;

(iii) propose a slate of nominees for election as directors and/or one or more proposal(s) for consideration or approval by shareholders at the 2010 Annual Meeting in order to comply with the advance notice provisions or other requirements of the Restated Articles or the Bylaws; and

(iv) In the event a special meeting is called by a shareholder of Actel with respect to the removal of directors, the Ramius Group may (A) cumulate the vote of the shares of Common Stock held by the Ramius Group and vote in favor of the Ramius Directors and (B) solicit proxies to vote against the removal of the Ramius Directors; provided, however, that if Actel solicits proxies to vote against the removal of all directors, the Ramius Group may only solicit proxies to vote against the removal of all directors and not just the Ramius Directors.

(c) As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act.

5.  Actions by the Ramius Group.

(a) At the 2009 Annual Meeting, the Ramius Group shall vote, and cause their respective officers, directors, employees and agents to vote, all of the shares of Common Stock beneficially owned by him or them for (i) each of Actel’s nominees for election to the Board, (ii) the ratification of the appointment of Actel’s independent auditors and (iii) an amendment to Actel’s Employee Stock Purchase Plan to increase the number of authorized shares reserved for issuance thereunder to up to 2,500,000 shares of Common Stock subject to the favorable recommendation of the RiskMetrics Group or such lower number of shares that the RiskMetrics Group endorses.

(b) Upon execution of this Agreement by the Parties, the Ramius Group shall not submit any proposals or nominations for election to the Board at the 2009 Annual Meeting;

6.  Termination. This Agreement shall terminate and the obligations of the Parties under this Agreement shall cease on the earlier of the following (the “Termination Date”):

(a) at the option of Actel, upon the earliest of a material breach by the Ramius Group of any obligation hereunder which has not been cured within 14 days after the Ramius Group receives notice of such breach from Actel

(b) at the option of the Ramius Group, upon a material breach by Actel of any obligation hereunder which has not been cured within 14 days after Actel receives notice of such breach from the Ramius Group;

(c) seven days prior to the date that an Actel shareholder may first submit a nomination for the election of directors at the 2010 Annual Meeting pursuant to the bylaws of the Company as then in effect;

(d) on the day that the Board publicly announces its nominees for election as directors at the 2010 Annual Meeting; or

(e) at any time, upon the written consent of all of the Parties.

7.  Public Announcement. Actel and the Ramius Group shall promptly disclose the existence of this Agreement after its execution pursuant to a joint press release that is mutually acceptable to the parties, including a description of the material terms of this Agreement. Subject to applicable law, none of the Parties shall disclose the existence of this Agreement until the joint press release is issued. The Parties agree that, while this Agreement remains in effect, each Party shall refrain from any disparagement, defamation, libel, or slander with respect to any other Party or its affiliates or from publicly criticizing such other Party or its affiliates.

8.  Nonpublic Information.

(a) In connection with discussions between the Ramius Group and their representatives and Actel and its representatives, or otherwise during the term of this Agreement, the Ramius Group or their representatives have obtained information about Actel or its securities that is confidential. Each member of the Ramius Group agrees, as set forth below, to treat confidentially any such information (whether oral or written, provided that all written information shall have been identified as confidential) furnished to or otherwise obtained by the Ramius Group or their representatives from Actel or on their behalf together with those portions of analyses, summaries, notes or other documents prepared by the Ramius Group or any of their representatives which contain or otherwise reflect such information (herein collectively referred to as the “Confidential Information”). The Ramius Group agrees that, except with Actel’s prior written consent, neither the Ramius Group nor their representatives will disclose any Confidential Information to any other person or use any of the Confidential Information for any purpose other than on Actel’s behalf. For purposes of this Agreement, the phrase “Confidential Information” shall not include information which (i) becomes lawfully available to the public other than as a result of a disclosure by the Ramius Group or their representatives, (ii) was lawfully available to the Ramius Group on a nonconfidential basis prior to its disclosure to the Ramius Group or their representatives by Actel or on its behalf or (iii) lawfully becomes available to the Ramius Group on a nonconfidential basis from a source other than Actel or Actel’s representatives or agents, provided that to the knowledge of the Ramius Group, such source is not bound by a confidentiality agreement with Actel. Actel has no obligation to furnish Confidential Information to the Ramius Group or their representatives by virtue of this Agreement. In the event that any member of the Ramius Group is requested pursuant to, or required by, law, regulation, legal process or regulatory or civil authority to disclose any portion of the Confidential Information, the Ramius Group shall give prompt notice to Actel, to the extent such notice is legally permissible. The Ramius Group shall use all commercially reasonable efforts to limit the scope of such required disclosure, and the Ramius Group shall be permitted to disclose, without any liability to Actel, only that portion of the Confidential Information which the Ramius Group’ counsel advises that the Ramius Group are legally required to disclose.

(b) In connection with this Agreement and the ongoing relationship of the Ramius Group (and their affiliates) with Actel, there may be instances in which material nonpublic information concerning Actel will be divulged to them by Actel or its representatives or agents. The Ramius Group expressly acknowledge, on behalf of themselves and their representatives and agents, that federal and state securities laws prohibit any person who misappropriates material nonpublic information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, until such information has become public.

9.  Releases.

      (a)  The Ramius Group hereby agrees for the benefit of Actel, and each controlling person, officer, director, shareholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of Actel (Actel and each such person being an “Actel Released Person”) as follows:

           (i) The Ramius Group, for themselves and for their members, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Actel Released Person of, and hold each Actel Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action of any nature whatsoever, whether known or unknown, suspected or unsuspected (collectively, “Claims”) that the Ramius Group may have against the Actel Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.

(ii) The Ramius Group understands and agree that the Claims released by the Ramius Group above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Ramius Group understands that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this release of Claims, but they nevertheless waive any claims or rights based on different or additional facts.

           (b)  The Ramius Group agrees that so long as any Ramius Director is a member of the Board, (i) no member of the Ramius Group shall, without the consent of Actel, instigate, solicit, assist, intervene in, or otherwise voluntarily participate in any litigation or arbitration in which Actel or any of its officers or directors are named as parties; provided that the foregoing shall not prevent any member of the Ramius Group from responding to a validly issued legal process and (ii) the Ramius Group agrees to give Actel at least five (5) business days notice of the receipt of any legal process requesting information regarding Actel or any of its officers or directors, to the extent that such notice is legally permissible.

           (c)  Actel hereby agrees for the benefit of the Ramius Group, and each controlling person, officer, director, stockholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof, as well as each Ramius Director (the Ramius Group and each such person being a “Shareholder Released Person”) as follows:

           (i) Actel, for itself and for its affiliates, officers, directors, assigns, agents and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Shareholder Released Person of, and holds each Shareholder Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, that Actel may have against the Shareholder Released Persons, in each case with respect to events occurring prior to the date of the execution of this Agreement.

(ii) Actel understand and agree that the Claims released by Actel above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. Actel understands that it may hereafter discover facts different from or in addition to what it now believes to be true, which if known, could have materially affected this release of Claims, but it nevertheless waives any claims or rights based on different or additional facts.

           (d)   The Parties do hereby expressly waive and relinquish all rights and benefits afforded by California Civil Code Section 1542, and do so understanding and acknowledging the significance and consequences of such specific waiver of California Civil Code Section 1542. The Parties acknowledge and understand that they are being represented in this matter by counsel of their own choice, and acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Thus, notwithstanding these provisions of law, the Parties expressly acknowledge and agree that this Section 10 is also intended to include in its effect, without limitation, all such claims which they do not know or suspect to exist at the time of the execution of this Agreement, and that this Agreement contemplates the extinguishment of those claims.

          (e)  The Parties intend that the foregoing release be broad with respect to the matter released, provided, however, this release of Claims shall not include claims to enforce the terms of this Agreement; and provided further that nothing in the foregoing release shall be deemed or construed, now or hereafter, as limiting in any manner any right of indemnification inuring to the benefit of any director or former director of Actel arising under the Restated Articles, the Bylaws or otherwise.

10.  Remedies.

(a) Each of the Parties acknowledges and agrees that a breach or threatened breach by any Party may give rise to irreparable injury inadequately compensable in damages, and accordingly each Party shall be entitled to injunctive relief to prevent a breach of the provisions hereof and to enforce specifically the terms and provisions hereof in any state or federal court having jurisdiction, in addition to any other remedy to which such aggrieved Party may be entitled to at law or in equity.

(b) In the event a Party institutes any legal action to enforce such Party’s rights under, or recover damages for breach of this Agreement, the prevailing party or parties in such action shall be entitled to recover from the other party or parties all costs and expenses, including but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and any other expenses of litigation or negotiation incurred by such prevailing party or parties.

11. Expenses. Actel shall reimburse the Ramius Group for its reasonable, documented out-of-pocket fees and expenses incurred (including legal expenses), not to exceed $30,000, in connection with the filing of a Schedule 13D in connection with this Agreement, and any matters related to the 2009 Annual Meeting and the negotiation and execution of this Agreement.

12. Notices. Any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing, sent to the applicable address set forth below (or as otherwise specified by a Party by notice to the other Parties in accordance with this Section 12) and delivered personally or sent by recognized overnight courier, postage prepaid, and will be deemed given (a) when so delivered personally, or (b) if sent by recognized overnight courier, one day after the date of sending.

If to Actel:

Actel Corporation
2061 Stierlin Ct.
Mountain View, CA 94043
Attention: John East, Chief Executive Officer
Telephone: (650) 318-4200
Facsimile: (650) 318-2444

with a copy (which shall not constitute notice to Actel) to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304

Attention: David J. Berger

            Henry P. Massey, Jr.

Telephone: (650) 493-9300
Facsimile: (650) 493-6811

If to the Ramius Group:

Ramius Value and Opportunity Master Fund Ltd

c/o RCG Starboard Advisors, LLC

599 Lexington Avenue, 20th Floor

New York, New York 10022

Attention: Jeffrey C. Smith

Owen S. Littman

Telephone: (212) 845-8900
Facsimile: (212) 845-7986

with a copy (which shall not constitute notice to the Ramius Group) to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022

Attention: Steve Wolosky

Andrew Freedman

Telephone: (212) 451-2300
Facsimile: (212) 451-2222

13.  Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions of the Parties in connection with the subject matter hereof.

14.  Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

15.  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

16.  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to choice of law principles that would compel the application of the laws of any other jurisdiction.

17.  Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

18.  Successors and Assigns. This Agreement shall not be assignable by any of the Parties. This Agreement, however, shall be binding on successors of the Parties.

19.  Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

20.  Further Action. Each Party agrees to execute such additional reasonable documents, and to do and perform such reasonable acts and things necessary or proper to effectuate or further evidence the terms and provisions of this Agreement.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

ACTEL CORPORATION

By: /s/ David L. Van De Hey
Name: David L. Van De Hey
Title: VP & GC

THE RAMIUS GROUP:

Schedule A

The Ramius Group

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD

PARCHE, LLC

RAMIUS ENTERPRISE MASTER FUND LTD

RCG PB, LTD

RCG STARBOARD ADVISORS, LLC

RAMIUS ADVISORS, LLC

RAMIUS LLC

C4S & CO., L.L.C.

JEFFREY M. SOLOMON

PETER A. COHEN

MORGAN B. STARK

THOMAS W. STRAUSS

ERIC J. ZAHLER

GAVIN T. MOLINELLI

JEFFREY C. SMITH